Exhibit 99.1

Energy XXI Reports Audited Fiscal Year-end Results
And Provides Operational Update

•	3P reserves estimated at 310 MMBOE; $10.9 billion in PV-10
•	Drilling program continues to deliver with Big Sky 3, Monte Carlo 2 wells
•	Fiscal 2014 capital program targets volume growth and free cash flow

HOUSTON – Aug. 20, 2013 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal fourth-quarter and full-year financial and operating results for the period ended June 30, 2013, and provided an operational update.
For the 2013 fiscal fourth quarter, adjusted earnings before interest and other, taxes, depreciation, depletion and amortization (adjusted EBITDA) was $208.6 million on revenues of $314.3 million, as volumes averaged 46,800 barrels of oil equivalent per day (BOE/d), 62 percent of which was oil.  These results compare with 2012 fiscal fourth-quarter adjusted EBITDA of $223.1 million on revenues of $341.9 million and volumes of 47,600 BOE/d.  Net income available for common shareholders in the 2013 fiscal fourth quarter totaled $59.2 million, or $0.72 per diluted share, compared with fiscal 2012 fourth-quarter net income available for common shareholders of $78.3 million, or $0.93 per diluted share.
For the full fiscal year ended June 30, 2013, adjusted EBITDA was $738.0 million, compared with $850.7 million generated in fiscal 2012.  Fiscal 2013 net income available for common shareholders was $150.6 million, or $1.86 per diluted share, on revenues of $1.2 billion and production of 43,100 BOE/d.  These results compare with net income available for common shareholders for fiscal 2012 of $316.7 million, or $3.85 per diluted share, on revenues of $1.3 billion and production of 44,100 BOE/d.
“Fiscal 2013 was a good year in terms of better defining our portfolio’s opportunity set, including the upside of horizontal drilling, which contributed to the previously announced 50 percent growth in proved reserves,” Energy XXI Chairman and CEO John Schiller said.  “We continue to see excellent results from our oil-focused drilling program.  Our fiscal 2014 capital program is designed to generate free cash flow while increasing production.  If full-year production averages the current rate of about 47,000 BOE/d, volumes will increase 10 percent year over year.”

Year-end Reserves

The company’s June 30, 2013 fiscal year-end proved reserves were estimated at 179 million barrels of oil equivalent (MMBOE), up approximately 50 percent from the June 30, 2012 fiscal year-end reserves.   Energy XXI added 62 MMBOE of proved reserves through discoveries, extensions of existing fields and performance revisions, in addition to 13 MMBOE through acquisitions, while producing 15.7 MMBOE. The all-sources reserves replacement rate was 475 percent.
Netherland Sewell & Associates, Inc. (NSAI), independent oil and gas reserves consultants, audited the year-end reserves estimates.  All of the company’s proved reserves are in the Gulf of Mexico or U.S. Gulf Coast, 61 percent are proved developed, 75 percent are liquids (of which 95 percent is crude oil and condensate), and 25 percent are natural gas.  The tables set forth below provide additional information relating to the company’s reserves, including cost-incurred data.
The following fiscal year-ended June 30, 2013 estimated proved, probable and possible reserves attributable to the company’s net interests in oil and gas properties were prepared by in-house reservoir engineers and audited by NSAI.

June 30,2013

	Oil	NGL	Gas	Equivalent	PV10%
	(MBBL)	(MBBL)	(MMCF)	(MBOE)	$(000	)1
Proved Developed Producing	66,883	3,161	125,982	91,041	3,094,852
Proved Developed Non-Producing	9,247	931	49,642	18,452	459,140
Proved Undeveloped	51,409	2,015	93,498	69,007	2,595,644
Proved Reserves	127,539	6,107	269,122	178,500	6,149,636
Probable	38,686	2,119	76,611	53,573	2,237,557
Proved+Probable	166,225	8,226	345,733	232,073	8,387,193
Possible	61,380	2,132	87,667	78,123	2,559,864
Proved+Probable+Possible	227,605	10,358	433,400	310,196	10,947,057

1Before tax, as of June 30, 2013, using prices of $108.24/per barrel of oil and $3.63/MCF ($91.60/per barrel of oil and $3.44/MMBTU base before differentials & BTU), based on the SEC-prescribed first-of-the-month average prices for the preceding 12 months

Exploration and Development Activity

At the West Delta 73 field (100% WI / 83% NRI), the Big Sky 3 well was drilled to 11,600 feet MD/ 7,995 feet TVD and currently is being brought online with a 1,283-foot lateral in the F-30 sand.  Big Sky 3 represents the fifth consecutive successful completion from this horizontal program.  The next horizontal well, Hulk, currently is being drilled to a total depth of 12,200 feet MD/ 9,300 feet TVD, targeting the H-35 sand.
The Java well at Main Pass 61 (WI 100% / 78% NRI) was drilled to 9,676 feet MD/ 7,148 feet TVD and brought online in late July 2013 producing 1,400 Bbl/d of oil and 1,600 Mcf/d of natural gas, gross, with flowing tubing pressure of 400 psi from the J-6 sand.  The Monte Carlo 2 well, spud in late July 2013, was drilled to 8,521 feet MD/ 7,129 feet TVD, encountering 43 feet of net pay in the J-6 sand.  The well has been successfully completed and currently is being brought online.
In the company’s shallow-water salt dome exploration play, the Heron well (25% WI/ 17.8% NRI), located on Main Pass Block 295 and operated by Apache, has been drilled to 13,170 feet MD/ 13,160 feet TVD.  A liner has been set and the well will resume drilling toward multiple primary target sands trapped against a salt dome with a proposed depth of 20,000 feet TVD.  As announced, the well previously encountered 76 feet of net oil pay in two sands, as identified with wireline logging equipment.
The Merlin well (50% WI/ 41% NRI), located on Vermilion Block 178, was spud in mid-June and currently is drilling below 14,115 feet MD/ 12,165 feet TVD.  Energy XXI is the operator at Merlin, which is targeting multiple oil and gas sands trapped against a salt dome, with a proposed depth of 19,750 feet MD/ 15,700 feet TVD.
Within the ultra-deep exploration program with Freeport-McMoRan, the Lomond North prospect (18% WI/ 13% NRI) in the Highlander area, located primarily in St. Martin Parish, Louisiana, is drilling below 25,100 feet toward a proposed total depth of 30,000 feet.  The well is targeting Eocene, Paleocene and Cretaceous objectives below the salt weld.  The Lineham Creek exploration prospect (9% WI/ 6.75 NRI), located onshore in Cameron Parish, Louisiana, is acquiring cores in the sidetrack wellbore below 23,000 feet, toward a target depth of 30,500 feet.

Capital Expenditures

The company’s capital program for fiscal year 2014, which began July 1, 2013, is estimated at $660 million.  Development drilling and recompletions account for $330 million of planned spending, with exploration drilling targeting approximately $126 million, $46 million of which is associated with the ultra-deep joint venture.  Facilities spending is estimated at $80 million, which includes approximately $67 million for construction of a new platform at West Delta 73.  Seismic costs are expected to total $34 million, primarily related to wide azimuth data acquisition, while abandonment costs are estimated at $31 million. The remainder of the capital budget for fiscal 2014 is allocated to general and administrative and land costs.  Capital expenditures for fiscal year 2013 totaled $858 million, including $42 million of abandonment costs and excluding $161 million spent on acquisitions.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: Adjusted EBITDA. The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company's ability to internally fund capital expenditures and service debt.

	Quarter Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012

Net Income as Reported	$62,053	$81,155	$162,081	$335,827

Total other expense	28,479	26,494	113,091	108,811
Depreciation, depletion and amortization	96,846	106,644	376,224	367,463
Income tax expense	21,215	8,761	86,633	38,646

Adjusted EBITDA	$208,593	$223,054	$738,029	$850,747

Adjusted EBITDA Per Share
Basic	$2.66	$2.83	$9.33	$11.00
Diluted	$2.66	$2.82	$9.32	$10.96

Weighted Average Number of Common Shares Outstanding
Basic	78,409	78,840	79,063	77,310
Diluted	78,477	79,199	79,166	77,614

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	June 30,
ASSETS	2013	2012
Current Assets
Cash and cash equivalents	$—	$117,087
Accounts receivable
Oil and natural gas sales	132,521	126,107
Joint interest billings	9,505	3,840
Insurance and other	6,745	5,420
Prepaid expenses and other current assets	50,738	63,029
Derivative financial instruments	38,389	32,497
Total Current Assets	237,898	347,980
Property and Equipment
Oil and natural gas properties - full cost method of accounting, including $422.6 million and $418.8 million of unevaluated properties not being amortized at June 30, 2013 and 2012, respectively	3,289,505	2,698,213
Other property and equipment	17,003	9,533
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	3,306,508	2,707,746
Other Assets
Derivative financial instruments	21,926	45,496
Equity investments	12,799	2,117
Debt issuance costs, net of accumulated amortization and other assets	32,580	27,608
Total Other Assets	67,305	75,221
Total Assets	$3,611,711	$3,130,947
LIABILITIES
Current Liabilities
Accounts payable	$219,610	$156,959
Accrued liabilities	105,192	118,818
Notes payable	22,524	22,211
Deferred income taxes	20,517	—
Asset retirement obligations	29,500	34,457
Derivative financial instruments	40	—
Current maturities of long-term debt	19,554	4,284
Total Current Liabilities	416,937	336,729
Long-term debt, less current maturities	1,350,491	1,014,060
Deferred income taxes	140,804	104,280
Asset retirement obligations	258,318	266,958
Other liabilities	7,915	3,080
Total Liabilities	2,174,465	1,725,107
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized at June 30, 2013 and 2012, respectively
7.25% Convertible perpetual preferred stock, 8,000 shares issued and outstanding at June 30, 2013 and 2012, respectively	—	—
5.625% Convertible perpetual preferred stock, 813,188 and 814,117 shares issued and outstanding at June 30, 2013 and 2012, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 79,425,473 and 79,147,340 shares issued and 76,485,910 and 78,837,697 shares outstanding at June 30, 2013 and 2012, respectively	397	396
Additional paid-in capital	1,512,311	1,501,785
Accumulated deficit	(29,352)	(153,945)
Accumulated other comprehensive income, net of income taxes	26,552	57,603
Treasury stock, at cost, 2,938,900 shares at June 30, 2013	(72,663)	—
Total Stockholders’ Equity	1,437,246	1,405,840
Total Liabilities and Stockholders’ Equity	$3,611,711	$3,130,947

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)

	Quarter Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
	(Unaudited)
Revenues
Crude oil sales	$273,464	$317,653	$1,080,982	$1,186,631
Natural gas sales	40,861	24,293	127,863	116,772
Total Revenues	314,325	341,946	1,208,845	1,303,403

Costs and Expenses
Lease operating expense	82,455	87,201	337,163	310,815
Production taxes	1,481	2,414	5,246	7,261
Gathering and transportation	5,668	4,358	24,168	16,371
Depreciation, depletion and amortization	96,846	106,644	376,224	367,463
Accretion of asset retirement obligations	7,828	9,908	30,885	39,161
General and administrative expense	12,299	19,733	71,598	86,276
Loss (gain) on derivative financial instruments	(3,999)	(4,722)	1,756	(7,228)
Total Costs and Expenses	202,578	225,536	847,040	820,119

Operating Income	111,747	116,410	361,805	483,284

Other Income (Expense)
Loss from equity method investees	(1,699)	—	(6,397)	—
Interest income and other	540	(50)	1,965	71
Interest expense	(27,320)	(26,444)	(108,659)	(108,882)
Total Other Expense	(28,479)	(26,494)	(113,091)	(108,811)

Income Before Income Taxes	83,268	89,916	248,714	374,473

Income Tax Expense	21,215	8,761	86,633	38,646

Net Income	62,053	81,155	162,081	335,827
Induced Conversion of Preferred Stock	—	10	—	6,068
Preferred Stock Dividends	2,873	2,877	11,496	13,028
Net Income Available for Common Stockholders	$59,180	$78,268	$150,585	$316,731

Earnings per Share
Basic	$0.75	$0.99	$1.90	$4.10
Diluted	$0.72	$0.93	$1.86	$3.85

Weighted Average Number of Common Shares Outstanding
Basic	78,409	78,840	79,063	77,310
Diluted	86,572	87,278	87,263	87,208

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Quarter Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
	(Unaudited)
Cash Flows From Operating Activities
Net income	$62,053	$81,155	$162,081	$335,827
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation, depletion and amortization	96,846	106,644	376,224	367,463
Deferred income tax expense	15,322	8,760	73,761	38,796
Change in derivative financial instruments
Proceeds from sale of derivative instruments	25	—	760	66,522
Other – net	(8,180)	(15,598)	(27,516)	(52,155)
Accretion of asset retirement obligations	7,828	9,908	30,885	39,161
Loss from equity method investees	1,699	—	6,397	—
Amortization and write-off of debt issuance costs and other	1,190	1,968	6,898	7,559
Stock-based compensation	1,366	1,168	3,505	11,760
Changes in operating assets and liabilities
Accounts receivable	10,943	22,151	1,690	(4,995)
Prepaid expenses and other current assets	(27,764)	(20,769)	12,499	(15,890)
Settlement of asset retirement obligations	(12,369)	(8,427)	(41,939)	(14,990)
Accounts payable and accrued liabilities	37,644	32,372	32,903	6,456
Net Cash Provided by Operating Activities	186,603	219,332	638,148	785,514
Cash Flows from Investing Activities
Acquisitions	(7,442)	(189)	(161,164)	(6,401)
Capital expenditures	(252,551)	(176,482)	(816,105)	(570,670)
Insurance payments received		—	—	6,472
Change in equity method investments	(666)	(2,201)	(16,693)	(2,201)
Proceeds from the sale of properties		(220)	—	2,750
Other	13	13	(41)	457
Net Cash Used in Investing Activities	(260,646)	(179,079)	(994,003)	(569,593)
Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	134	192	7,021	9,839
Conversion of preferred stock to common	—	(11)	—	(6,040)
Repurchase of company common stock	(58,666)	—	(58,666)	—
Dividends to shareholders - common	(9,333)	—	(25,992)	—
Dividends to shareholders - preferred	(2,873)	(8,393)	(11,496)	(18,682)
Proceeds from long-term debt	434,112	188,956	1,576,551	896,717
Payments on long-term debt	(314,934)	(189,513)	(1,243,848)	(1,008,300)
Debt issuance costs and other	(4,626)	79	(4,802)	(775)
Net Cash Provided by (Used in) Financing Activities	43,814	(8,690)	238,768	(127,241)

Net Increase (Decrease) in Cash and Cash Equivalents	(30,229)	31,563	(117,087)	88,680

Cash and Cash Equivalents, beginning of period	30,229	85,524	117,087	28,407

Cash and Cash Equivalents, end of period	$—	$117,087	$—	$117,087

	Year Ended June 30, (In Thousands, Except per Unit Amounts)
Operating Highlights	2013	2012	2011	2010	2009
Operating revenues
Crude oil sales	$1,067,686	$1,186,193	$777,869	$383,928	$278,014
Natural gas sales	112,753	88,608	101,815	69,399	113,156
Hedge gain (loss)	28,406	28,602	(20,314)	45,604	42,660
Total revenues	1,208,845	1,303,403	859,370	498,931	433,830
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	90%	93%	88%	85%	71%
Including hedge gain (loss)	89%	91%	84%	78%	68%
Operating expenses
Lease operating expense
Insurance expense	32,737	28,521	27,876	27,603	19,188
Workover and maintenance	65,118	56,413	33,095	19,630	15,930
Direct lease operating expense	239,308	225,881	178,507	95,379	87,032
Total lease operating expense	337,163	310,815	239,478	142,612	122,150
Production taxes	5,246	7,261	3,336	4,217	5,450
Gathering and transportation	24,168	16,371	12,499	—	—
Depreciation, depletion and amortization	376,224	367,463	293,479	181,640	217,207
Impairment of oil and gas properties	—	—	—	—	576,996
General and administrative	71,598	86,276	75,091	49,667	24,756
Other – net	32,641	31,933	26,564	18,748	4,488
Total operating expenses	847,040	820,119	650,447	396,884	951,047
Operating income (loss)	$361,805	$483,284	$208,923	$102,047	$(517,217)
Sales volumes per day
Natural gas (MMcf)	88.6	81.5	67.2	42.6	47.9
Crude oil (MBbls)	28.3	30.5	23.4	14.7	11.4
Total (MBOE)	43.1	44.1	34.6	21.8	19.3
Percent of sales volumes from crude oil	66%	69%	68%	67%	59%
Average sales price
Natural gas per Mcf	$3.48	$2.97	$4.15	$4.47	$6.48
Hedge gain per Mcf	0.47	0.94	1.54	2.68	1.60
Total natural gas per Mcf	$3.95	$3.91	$5.69	$7.15	$8.08
Crude oil per Bbl	$103.48	$106.17	$90.95	$71.73	$67.06
Hedge gain (loss) per Bbl	1.29	0.04	(6.80)	0.75	3.56
Total crude oil per Bbl	$104.77	$106.21	$84.15	$72.48	$70.62
Total hedge gain (loss) per BOE	$1.81	$1.77	$(1.61)	$5.74	$6.04
Operating revenues per BOE	$76.95	$80.74	$67.98	$62.83	$61.47
Operating expenses per BOE
Lease operating expense
Insurance expense	2.08	1.77	2.21	3.48	2.72
Workover and maintenance	4.15	3.49	2.62	2.47	2.26
Direct lease operating expense	15.23	13.99	14.12	12.01	12.33
Total lease operating expense per BOE	21.46	19.25	18.95	17.96	17.31
Production taxes	0.33	0.45	0.26	0.53	0.77
Impairment of oil and gas properties	—	—	—	—	81.75
Gathering and transportation	1.54	1.01	0.98	—	—
Depreciation, depletion and amortization	23.95	22.76	23.22	22.87	30.78
General and administrative	4.56	5.34	5.94	6.25	3.51
Other – net	2.08	1.98	2.10	2.36	0.64
Total operating expenses per BOE	53.92	50.79	51.45	49.97	134.76
Operating income (loss) per BOE	$23.03	$29.95	$16.53	$12.86	$(73.29)

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED COSTS INCURRED, CAPITAL EXPENDITURES AND PROVED RESERVES
(Unaudited)
	Year Ended June 30,
	2013	2012	2011
	(In Thousands)
Oil and Gas Activities
Exploration costs	$168,512	$183,397	$98,133
Development costs	636,406	383,495	180,191
Total	804,918	566,892	278,324
Administrative and Other	11,187	3,778	2,909
Total capital expenditures	816,105	570,670	281,233
Property acquisitions
Proved	108,825	6,401	722,551
Unproved	52,339	—	289,711
Total acquisitions	161,164	6,401	1,012,262
Asset retirement obligations, insurance proceeds and other – net	(2,283)	(55,399)	205,702
Total costs incurred	$974,986	$521,672	$1,499,197

	Crude Oil	Natural Gas	Total
	(MBbls)	(MMcf)	(MBOE)
Proved reserves at June 30, 2010	47,483	168,783	75,614
Production	(8,553)	(24,533)	(12,642)
Extensions and discoveries	3,056	39,555	9,649
Revisions of previous estimates	2,155	(43)	2,148
Reclassification of proved undeveloped	(2,917)	(4,579)	(3,681)
Purchases of reserves	37,115	97,591	53,380
Sales of reserves	(1,133)	(40,458)	(7,876)
Proved reserves at June 30, 2011	77,206	236,316	116,592
Production	(11,172)	(29,824)	(16,143)
Extensions and discoveries	11,444	27,821	16,081
Revisions of previous estimates	9,098	(23,281)	5,217
Reclassification of proved undeveloped	(1,783)	(2,042)	(2,123)
Proved reserves at June 30, 2012	84,793	208,990	119,624
Production	(10,318)	(32,354)	(15,710)
Extensions and discoveries	40,690	40,714	47,476
Revisions of previous estimates	14,380	7,903	15,697
Reclassification of proved undeveloped	(1,123)	(1,755)	(1,416)
Purchases of reserves	5,225	45,623	12,829
Proved reserves at June 30, 2013	133,647	269,121	178,500

Proved developed reserves
June 30, 2010	36,970	93,610	52,572
June 30, 2011	59,234	134,024	81,572
June 30, 2012	63,308	110,310	81,693
June 30, 2013	80,223	175,623	109,493

Proved undeveloped reserves
June 30, 2010	10,513	75,173	23,042
June 30, 2011	17,972	102,292	35,020
June 30, 2012	21,485	98,680	37,931
June 30, 2013	53,424	93,498	69,007

Conference Call Tomorrow, Aug. 21, at 9 a.m. CDT, 3 p.m. London Time
Energy XXI will host its year-end conference call tomorrow, Aug. 21, at 9 a.m. CDT (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 80 0032 3836 (U.K.), and the confirmation code is 27812792. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Copies of Annual Report
A copy of the company's annual report will be posted to shareholders in due course and a copy will be available on the company's website at www.EnergyXXI.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Phil Kerig, Director of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Cantor Fitzgerald Europe is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

Glossary

Reserves:

Proved Oil and Gas Reserves -- Those quantities of crude oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible -- from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations -- prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. This definition has been abbreviated from the definition of "Proved oil and gas reserves" contained in Rule 4-10(a)(22) of SEC Regulation S-X.

Proved Developed Reserves -- Reserves are categorized as proved developed if they are expected to be recovered from existing wells.

Probable Reserves -- Those additional reserves that are less certain to be recovered than proved reserves but more certain to be recovered than possible reserves. This definition has been abbreviated from the applicable definition contained in Rule 4-10(a)(18) of SEC Regulation S-X.

Possible Reserves -- Those additional reserves that are less certain to be recovered than probable reserves. This definition has been abbreviated from the applicable definition contained in Rule 4-10(a)(17) of Regulation S-X.

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

MBBL – thousand barrels of oil.

MBOE – thousand barrels of oil equivalent.

CF – thousand cubic feet of gas.

MMBOE – million barrels of oil equivalent.

MMBTU – million British thermal units.

MMCF – million cubic feet of gas.

PV10 – the estimated present value of the resource, discounted at a 10 percent annual rate.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com

Greg Smith
Director, Investor Relations
713-351-3149
gsmith@energyxxi.com

Cantor Fitzgerald Europe
Nominated Adviser: David Porter, Rick Thompson
Corporate Broking: Richard Redmayne
Tel: +44 (0) 20 7894 000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232